Exhibit 99.2

Park Dental Partners, Inc. Announces Closing of Initial Public Offering

Minneapolis/St. Paul, MINNESOTA, December 4, 2025 /PRNewswire/ — Park Dental Partners, Inc. (“Park Dental Partners” or the “Company”), today announced the closing of its initial public offering of 1,535,000 shares of its common stock at a price to the public of $13.00 per share. The shares of common stock began trading on The Nasdaq Capital Market on December 3, 2025, under the symbol “PARK.”

Park Dental Partners received aggregate gross proceeds of approximately $20 million from the initial public offering, before deducting underwriting discounts and commissions and offering expenses. In addition, Park Dental Partners has granted the underwriters a 30-day option to purchase up to an additional 230,250 shares of common stock at the public offering price, less underwriting discounts and commissions, and has issued to Northland Capital Markets, as representative for the underwriters, a warrant to purchase up to a total of 6% of the total shares of common stock sold in the offering at a price equal to 120% of the public offering price, exercisable during the four and one-half year period commending 180 days from the closing of the offering.

Northland Capital Markets and Craig-Hallum Capital Group LLC are acting as joint book-running managers for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective on December 2, 2025. The offering was made only by means of a Prospectus forming a part of such Registration Statement and filed with the SEC. Copies of the final prospectus may be obtained from Northland Securities, Inc., 150 South Fifth Street, Suite 3300, Minneapolis, MN 55402, Attention: Heidi Fletcher, by telephone at (612) 851-4918 or by email at hfletcher@northlandcapitalmarkets.com or from Craig-Hallum Capital Group LLC, Attention: Equity Capital Markets, 323 North Washington Ave., Minneapolis, MN 55401 by telephone at (612) 334-6300 or by email at prospectus@chlm.com, or by visiting the SEC’s website located at http://www.sec.gov. Alternatively, copies may be requested from Park Dental Partners, Inc., 2200 County Road C West, Suite 2210, Roseville, Minnesota 55113, Attention: Investor Relations, or by telephone at (651) 633-0500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Park Dental Partners

Park Dental Partners is a dental resource organization that provides comprehensive non-clinical business support services to affiliated general and multi-specialty dental practices across Minnesota and Wisconsin. Through long-term administrative resources agreements, Park Dental Partners supplies clinical support teams, administrative personnel, facilities, equipment, technology, revenue cycle management, and other centralized services that allow affiliated practices to focus on delivering high-quality patient care. Park Dental Partners’ network supports over 200 dentists across 85 practice locations and offers a full range of general and specialty services, including oral surgery, periodontics, pediatric dentistry, prosthodontics, endodontics, and orthodontics.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. All statements, other than statements of historical fact, included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions involving known and unknown risks and uncertainties. These forward-looking statements may be included throughout this press release and include, but are not limited to, statements relating to the expected timing for trading of the Company’s common stock on The Nasdaq Capital Market and the expected timing for the closing of the offering. By their nature, forward-looking statements are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investing in our securities involves a high degree of risk. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Investor Contact:

Park Dental Partners Investor Relations Team

ir@parkdentalpartners.com